UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 1, 2014

Insperity, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13998	76-0479645
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19001 Crescent Springs Drive
Kingwood, Texas 77339
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 358-8986

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under The Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under The Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On December 1, 2014, Insperity, Inc. (the “Company”) entered into Amendment No. 2 (the “Amendment”) to that certain Credit Agreement dated as of September 15, 2011 between the Company, Amegy Bank National Association, as agent, and other lenders (as amended, the “Agreement”). The Amendment amends the definition of “Cash Distributions” in the Agreement to exclude the special cash dividend of $2.00 per share of common stock payable on December 26, 2014 to stockholders of record as of December 15, 2014 (the “Special Dividend”).

Item 8.01.    Other Events

On December 1, 2014, the Company issued a press release announcing that its Board of Directors has declared the Special Dividend. A copy of the press release is attached as Exhibit 99.2 and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPERITY, INC.

By:     /s/ Daniel D. Herink
Daniel D. Herink
Senior Vice President, Legal
General Counsel and Secretary

Date: December 1, 2014